EXHIBIT 4

                NOT VALID UNLESS OCUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

                           SPECIMEN STOCK CERTIFICATES

                                                           CUSIP NO. 194444 10 5

NUMBER                                                           SHARES
                             COLLEGE SOFTWARE, INC.
                   Authorized Common Stock: 100,000,000 Shares
                                Par Value: $0.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

                 -Shares of COLLEGE SOFTWARE, INC. Common Stock-transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

(SEAL)                                       /s/ Peter Braun
                                             -----------------------------------
                                             President

Not valid unless countersigned by transfer agent

        Countersigned Registered:
      HOLLADAY STOCK TRANSFER, INC.
    4350 E. Camelback Road, Suite 100F       By
           Phoenix, AZ  85018                   -------------------------------
                                                Authorized Signature

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